                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112080, 333-109589, 333-109408, 333-62890, 333-39171 and
333-87394) and the Registration Statements on Form S-8 (Nos. 333-106196, 333-100793, 333-63804, 333-59163, 333-59157, 333-21997, 33-86634 and 33-94872)
pertaining to the 1992 Stock Option Plan and the 1998 Employee Stock Purchase Plan of Lynx Therapeutics, Inc. and the related prospectuses, of our report dated February 20, 2004 (except for paragraph 2 of Business and Basis of Presentation in Note 1, as to which the date is March 10, 2004), with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 24, 2004